Предварителен договор за покупко-продажба да дружествени дялове	Preliminary Contract For Sale Of Company Shares
Днес 06.01.2011 г. в гр. Варна между: Димитър Лефтеров, в качеството си на мажоритарен собственик на дяловете от капитала на „Гала Тур ООД", със седалище и адрес на управление гр. Варна 9002, бул. „Княз Борис" № 1; наричан ПРОДАВАЧ от една страна, и Native American Consulting, представлявано от Управляващия Директор Кен Стриклер, **изцяло притежавано дъщерно дружество на *TimeShare Holding*, Inc**, със седалище и адрес на управление 2137B СЗ Hwy 101, Линкълн Сити, щата Орегон, САЩ, влизащо чрез своята американска публична търговска корпорация, и/или номиниран от нея наричан КУПУВАЧ, от друга страна, като съгласно клаузите на този договор, Купувачът има право да номинира публично дружество от САЩ или други инвестиционна група, като приобретател на дяловете в „Гала Тур ООД".	Today, this the 06 day of January, 2011 in Varna by and between: Dimitar Lefterov, as the majority owner of the shares of the capital of Gala Tour Ltd., with headquarters in the city of 9002 Varna, 1Kniaz Boris Blvd; hereinafter SELLER on the one side, and Native American Consulting, represented by the Managing Director Kent Strickler, ***a wholly owned subsidiary of TimeShare Holding, Inc***, with seat and registered address at 2137B NW Hwy 101, Lincoln City, Oregon, U.S.A, entered in by its public USA trading corporation, its nominee and/or assigns referred to as the BUYER, on the other side, as under clauses of this contract, the buyer shall have right to nominate a USA public company or other investment group as purchaser of the shares in Gala Tour Ltd.
се сключи настоящият договор, с който страните се споразумяха за следното:	*this contract has entered, by which the parties have agreed as follows:*
Чл. 1. (1) Продавачът е подготвил инвестиционна възможност за продажба и до 90 /деветдесет/ дни след датата на изпълнение на всички модалитети по настоящия договор ще продаде на Купувача, **100% от дружествените дялове в „Гала Тур ООД"** (наричано по-долу „дружеството"), дружеството, собственик на „Гранд Хотел Димят", Варна, България, включително парцела, върху която е изграден посочения хотел, Хотелска част, СПА център, Нощен бар, Казино и други активи, цялото настоящо лично имущество, прилежащо към комплекса, оперативно оборудване, както и всички ***движими и недвижими имоти*** (наричани заедно по-нататък „Имота"), **собственост на Продавача**, в едно с всички подобрения, разрешения, одобрения, договори, лицензи и други права по отношение на Обекта, всичко със спецификация, приложена към настоящия договор като **Приложение 1** (неразделна част от договора и включено тук с референция) за цена и при условия, посочени подробно, а Купувачът се задължава в същия срок и при същите условия да закупи посочения обект. 90 (деветдесет) дневния срок може да бъде продължен за още 60 (шестдесет)	Art. 1. (1) The Seller has prepared an investment opportunity for sale and shall, within ninety 90 days after the date of execution of all the modalities of this contract, sell to the BUYER, ***100% of the shares in Gala Tours Ltd***. (hereinafter referred to as the "Company"), the company that owns Grand Hotel Dimyat, Varna, Bulgaria, including the land on which the hotel is built, hotel itself, Spa, Night Bar, Casino and other assets, all current personal property, fixtures, operational equipment, and all ***movable and immoveable properties*** (hereinafter collectively referred to as the "Property") owned by Seller, together with all improvements, permits, approvals, contracts, licenses and other rights in respect of the Property, all with the specification attached to this contract as ***Appendix 1*** (an integral part of the contract and is incorporated herein by reference) for the price and conditions set out in detail, and the Buyer shall, under the same terms and conditions, buy the said Property. The 90 (ninety) day period may be extended for additional 60 (sixty) additional days to allow BUYER to secure financing upon completing its due diligence to finalize any loan obligations to secure the purchase price.

Чл.12. (1) Прехвърляне. Настоящия Договор не следва да се пренасочва по силата на закона или по друг начин и не е предназначен да създаде задължения към или права по отношение на всякакви други лица, освен на Страните по него. Продавачът може да избере кандидат или може да създаде различни юридически лица за извършване на банкова или друга дейност в съответствие с настоящия Договор и Продавачът се задължава да прехвърли Договора на такива кандидати или юридически лица.	Art.12. (1) Assignment. This Contract shall not be assignable unless acceptable by both parties by operation of law or otherwise and is not intended to create obligations to, or rights in respect of, any persons other than the Parties hereto. The Seller may elect a nominee or may establish various legal entities to carry out the banking or other section pursuant to this Contract and the Seller hereby agrees to transfer the Contract to such nominee or entities;
Чл.13. (1) Цялото споразумение. Този Договор представлява цялата договорка между Страните по него, и отменя всички предишни споразумения, договорености, представителства и гаранции, писмени и устни, между Страните, по отношение на неговия предмет. Всякакви други взаимно договорени условия следва да станат допълнително споразумение към този договор, одобрено я от двете страни преди приключване.	Art.13. (1) Entire Contract. This Contract constitutes the entire agreement between the Parties hereto, and supersedes all other prior Agreements, understandings, representations and warranties both written and oral, among the Parties, with respect to the subject matter hereof. Any other mutually agreed factors shall become an addendum to this agreement, and must be approved by both parties prior to closing.
Чл.14. (1) Арбитраж. Всички спорове, породени от този договор или отнасящи се до него, включително споровете, породени или отнасящи се до неговото тълкуване, недействителност, изпълнение или прекратяване, както и споровете за попълване на празноти в договора или приспособяването му към нововъзникнали обстоятелства, ще бъдат разрешавани от Арбитражния съд при Българската търговско-промишлена палата съобразно с неговия Правилник за дела, основани на арбитражни споразумения. Факс подписи се считат от двете страни като оригинални подписи от страна на посочените лица.	Art.14. (1) Arbitration. All disputes, arising from this contract or related to it, including those arising from or concerning its interpretation, invalidity, performance or termination, as well as the disputes for filling gaps in this contract or its adaptation to newly established facts, shall be referred for resolution to the Court of Arbitration at the Bulgarian Chamber of Commerce and Industry in compliance with its Rules for Litigations, based on arbitration agreements. Fax Smiley signatures shall be considered by both parties as original authorized signatures by said party.
ПРОДАВАЧ: Димитър Лефтеров Също президент / Управител, "Гала тур" ООД Дата: 6.. януари, 2011г.	SELLER: Dimitar Lefterov Also President/Manager, "Gala tour"Ltd Date: January 6, 2011
КУПУВАЧ: Native American Consulting Кент Стриклер / Управляващ директор. Дата: срок започва на 6 януари 2011 год.	BUYER: Native American Consulting Kent Strickler /President. Date: January 6, 2011